Exhibit 4.1

SEE REVERSE SIDE FOR RESTRICTIVE LEGEND(S)

NUMBER PA-	* * SHARES SERIES A CONVERTIBLE PREFERRED STOCK

ONCOTHYREON INC.

INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE

This Certifies That                                          is the record holder of                                          (                    ) fully paid and nonassessable shares of Series A Convertible Preferred Stock of ONCOTHYREON INC., transferable only on the books of the said Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares it represents are subject to the provisions of the Certificate of Incorporation and the Bylaws of the corporation, and any amendments thereto, as well as the restrictive legends on the back of this certificate. Upon request, stockholders may obtain free of charge from the corporation’s principal office a statement describing the preferences, limitations and relative rights granted to or imposed upon each class or series of shares or upon the holders of such shares.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers this      day of                    , 20    .

Robert L. Kirkman	Julie M. Eastland
President and Chief Executive Officer	Secretary

FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO                                         ,                                          SHARES REPRESENTED BY THIS CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                          ATTORNEY TO TRANSFER SAID SHARES ON THE SHARE REGISTER OF THE CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

(Signature)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of this certificate, in every particular, without alteration or enlargement, or any change whatsoever